TWIN DISC, INC

Investor Presentation



DISCLOSURES

Safe Harbor Statement
This presentation contains statements that are forward-looking within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's current expectations that are based on assumptions that are subject to risks and uncertainties. Actual results may vary because of variations between these assumptions and actual performance. Investors are referred to Twin Disc's fiscal year 2024 Annual Report and Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information," which outlines certain risks regarding the Company's forward-looking statements. Copies of the Company's SEC filings may be obtained from the SEC, and are available on Twin Disc's web site (www.twindisc.com), or by request from the Investor Relations department at the Company.

Non-GAAP Financial Disclosures
Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this presentation are not measures that are defined in U.S. Generally Accepted Accounting Principles ("GAAP"). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company's business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definitions
Organic net sales is defined respectively as net sales excluding the recent acquisitions of Katsa Oy and Kobelt while adjusting for the effects of foreign currency exchange.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated as net earnings or loss excluding interest expense, the provision or benefit for income taxes, depreciation and amortization expenses.

Net debt is calculated as total debt less cash.

Leverage Ratio is calculated as net debt divided by the sum of EBITDA over the last twelve months.

Free cash flow is calculated as net cash provided (used) by operating activities less acquisition of fixed assets.

INVESTMENT HIGHLIGHTS

- A leader in global power transmission technology with an increasingly diversified IP-protected portfolio
- Well-positioned to benefit from tailwinds in defense markets and hybrid transmissions supported by robust backlog
- Margin enhancement and operational initiatives driving favorable financial results
- Track record of successfully integrating acquisitions
- Strong cash flow generation and balance sheet to support growth

FULL YEAR HIGHLIGHTS

Strategic

- Strategic acquisitions enhancing market reach and capabilities across hybrid/electric systems
- Streamlining operations to improve margins and profitability
- Strong tailwinds for defense orders across segments
- Sustained demand with a solid six-month backlog supporting future growth
- Reaffirming our FY 2030 targets demonstrating strong long term value creation

Financial

- FY sales +15.4% vs. YA to $340.7 million
  - Organic sales +1.0% vs. YA
- EBITDA of $19.0 million which includes a currency translation loss, stock based compensation and other items
- Operating Cash Flow of $24.0 million
- Free cash flow of $8.8 million
- Six-month backlog of $150.5 million higher sequentially supported by healthy ongoing demand

CAPTURING ROBUST DEFENSE MARKET DEMAND WITH RUNWAY FOR GROWTH

TWIN DISC

Robust Defense Activity

+13%

YoY Increase in 2026 US Defense Spending [1]

+150%

YoY Increase in NATO Defense Spend Target as percentage of GDP [2] [3]

Sources: 1) U.S. Department of Defense, FY2026 Defense Budget Briefing; 2) NATO, "Funding NATO"; 3) Atlantic Council, "Who's at 2 Percent?";

TWIN Well Positioned

Select Defense Products



Marine Transmissions, Controls & Steering Systems



Propulsions Systems



Transmissions, Gearboxes, and Transfer Cases

Major Geographies

North America | Europe | Asia Pacific

Select Defense End Users

U.S.ARMY

Delivering Results

~15% Defense as a percentage of Total Backlog

+45% YoY Increase in Defense as percentage of Total Backlog*

$50-75M Defense Related Pipeline

Note: Total Backlog figures are reflective of greater than six-month period.

MARINE & PROPULSION SYSTEMS

- Sales increased by 12.2% vs. YA
- Supported by robust activity in workboats, government contracts, and Veth's ELITE thruster products
- Strong momentum for orders for unmanned U.S. Navy vessels
- Marine aftermarket strength driven by continued utilization of military and commercial fleets





LAND-BASED TRANSMISSIONS





- Sales increased by 4.5% vs. YA
- Strong ARFF transmissions shipments and backlog growth in the quarter
- In China, Oil & Gas shipment declined as tariff uncertainties impact new build pace
- Continue to see customer inquires for new E-Frac systems, initial order received in Q1 FY26
- Lower aftermarket demand driven by rebuild volumes tied to idle fleets

INDUSTRIAL

- Sales increased by 82.0% vs. YA
  - Sales excluding Katsa and Kobelt increased 13.1% vs. YA
- Continued sequential stabilization in demand and order trends
- Steady demand for higher-content solutions





CONTINUED BACKLOG GROWTH

BACKLOG AND INVENTORY % OF BACKLOG



$133.7
$144.3
$124.0
$133.7
$150.5
98%
100%
103%
103%
101%
4QF24
1QF25
2QF25
3QF25
4QF25
Backlog ($MM)
Inventory (% Backlog)

- 6-month backlog higher sequentially and on a year-over-year basis on high shipments in the quarter
  - FX contributed $7.0 million from prior quarter
  - Sustained demand across products, including transmission technology supporting backlog growth

Note: Backlog figures are reflective of a six-month period. The six-month order backlog is considered more representative of operating conditions than total backlog.

LONG-TERM STRATEGY

- Leading Hybrid/Electric solution provider for niche marine and land-based applications
- Continued expansion of acquisitions to reach new markets and geographies
- Rationalize global footprint for efficiency and customer response
- Increased focus on controls and system integration rather than individual components
- M&A priorities: Industrial and Marine Technology (Hybrid focus)

2030 FY Targets

- **$500M Revenue**
- **30% Gross Margins**
- **>60% FCF Conversion**



FINANCIAL OVERVIEW

FINANCIAL PERFORMANCE

SALES
($ in millions)


$84.4
$72.9
$89.9
$81.2
$96.7
4QF24
1QF25
2QF25
3QF25
4QF25

- Continued healthy demand across global markets
- Operational execution driving performance

EARNINGS PER SHARE


$0.53
($0.20)
$0.07
($0.11)
$0.10
4QF24
1QF25
2QF25
3QF25
4QF25

- EPS impacted by increased FX losses, higher operating expenses, and non-cash actuarial adjustments

SALES DIVERSITY

SALES BY PRODUCT GROUP

($ in millions)


$5.0
$7.2
$25.0
$47.2
$4.3
$9.2
$17.3
$42.1
$4.8
$9.5
$19.0
$56.7
$4.4
$9.7
$17.8
$49.3
$4.4
$13.1
$26.1
$53.0
4QF24
1QF25
2QF25
3QF25
4QF25
Marine & Propulsion Systems
Land-Based Transmissions
Industrial
Other

Sales growth driven by strength within Marine and Propulsion Systems and Industrials:

- Consistent market demand
- Geographic expansion
- Recovery in Industrials sales supported by acquisitions

SALES MIX BY GEOGRAPHY


14%
28%
31%
27%
13%
23%
40%
24%
10%
23%
41%
26%
9%
22%
43%
27%
9%
22%
38%
31%
4QF24
1QF25
2QF25
3QF25
4QF25
North America
Europe
Asia Pacific
Other

- Increased proportion of sequential sales in North American market with strong Veth demand in the region
- European market capturing a greater proportion of YoY total sales, supported by acquisitions

STRONG BALANCE SHEET

BALANCE SHEET
($ in millions)



$25.8
$31.4
$20.1
$16.1
$5.7
$15.3
Total Debt
Cash
Net Debt
FY24
FY25

EBITDA
($ in millions)



$26.5
$19.0
FY24
FY25

LEVERAGE RATIO



0.2x
0.8x
FY24
FY25

- Increase primarily due to acquisition of Kobelt

MARGINS & NEAR-TERM EXPECTATIONS

FULL YEAR TWIN DISC GROSS MARGIN



28.2%
27.2%
FY24
FY25

GROSS MARGIN BY QUARTER



29.7%
26.5%
24.1%
26.7%
31.0%
4QF24
1QF25
2QF25
3QF25
4QF25

INFLATION & SUPPLY CHAIN EXPECTATIONS

- Monitoring evolving tariff landscape and reviewing global manufacturing strategy accordingly
- Tariff impact ~1% of COGS

FOURTH QUARTER GROSS MARGIN DRIVERS

- Gross margin increased by 130 basis points vs. YA
- Continued benefits of cost reduction initiatives, operational efficiencies, and a more favorable product mix
- 28.0% gross margin excluding Katsa inventory adjustment, up 130 basis points sequentially

CAPITAL ALLOCATION FRAMEWORK

TWIN DISC

- Debt Reduction
- Return Capital to Shareholders (Dividends)
- Organic Growth Investments
- Bolt-On & Transformational Acquisitions
- Return Capital to Shareholders (Share Repurchases)

Focus Areas	▪ Research & Development ▪ Geographic diversification / expansion ▪ Marketing
Strategic Fit	▪ Diversification away from Oil & Gas ▪ Acquisition logic immediately evident
Financial Fit	▪ Evident value creation potential ▪ Consistent business performance ▪ Internal Rate of Return > WACC
Other Considerations	▪ Platform for transformative expansion ▪ Can enhance network and capabilities

KEY TAKEAWAYS

- Delivered a solid quarter, supported by strong margins, disciplined execution, and sustained backlog strength in Marine & Propulsion Systems and Industrial segments
- Well-positioned to capture defense tailwinds supporting strong momentum
- Strategic acquisitions strengthening competitive position, expanding global reach
- Minimal direct tariff exposure, with agile global operations enabling effective navigation of macroeconomic uncertainty
- Strong balance sheet and financial foundation driving long term growth through disciplined capital deployment

Q&A

Fiscal 2025 Fourth Quarter Earnings Call

APPENDIX

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

RECONCILIATION OF REPORTED NET SALES TO ORGANIC NET SALES
(In thousands; unaudited)

	4Q25	4Q24	FY25	FY24
Net Sales	$96,678	$84,418	$340,738	$295,127
Less: Acquisitions/Divestitures[(1)]	(16,457)	-	(43,972)	(2,556)
Less: Foreign Currency Impact	(2,915)	-	(1,423)	-
Organic Net Sales	$77,306	$84,418	$295,342	$292,571

[(1)]Accounts for revenue contributed by the acquisition of Katsa and Kobelt, as well as divestitures from BCS

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

RECONCILIATION OF TOTAL DEBT TO NET DEBT
(In thousands; unaudited)

	June 30, 2025	June 30, 2024
Current maturities of long-term debt	3,000	2,000
Long-term debt	28,446	23,811
Total debt	$31,446	$25,811
Less cash	16,109	20,070
Net debt	$15,337	$5,741

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA

(In thousands; unaudited)

	FY25	FY24	4Q25	3QF25	2QF25	1QF25	4QF24
Net Income (loss) attributable to Twin Disc	**($1,894)**	**10,988**	**$1,424**	**($1,472)**	**$919**	**($2,765)**	**$7,410**
Interest expense	**2,646**	**1,443**	**855**	**660**	**495**	**636**	**394**
Income tax expense	**3,368**	**4,121**	**47**	**1,142**	**1,552**	**627**	**1,515**
Depreciation and amortization	**14,899**	**9,981**	**4,705**	**3,659**	**3,296**	**3,238**	**2,484**
Earnings before interest, taxes, depreciation and amortization (EBITDA)	**$19,019**	**$26,533**	**$7,031**	**$3,989**	**$6,262**	**$1,736**	**$11,803**

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

NET DEBT TO EBITDA LEVERAGE RATIO CALCULATION

	FY25	FY24
Net debt	$15,337	$5,741
LTM EBITDA	19,019	26,553
Leverage Ratio	0.8x	0.2x

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

RECONCILIATION OF NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	4Q25	4Q24	FY25	FY24
Net cash provided by operating activities	$16,448	$11,499	$23,979	$33,716
Acquisition of property, plant, and equipment	(7,705)	(1,109)	(15,517)	(8,707)
Free cash flow	$8,743	$10,390	$8,822	$25,009